UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 2016

Columbia Pipeline Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36835	51-0658510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5151 San Felipe Street, Houston, Texas 77056

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 386-3701

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Items 5.01 and 8.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

On July 1, 2016, pursuant to the terms of the previously announced Agreement and Plan of Merger, dated March 17, 2016 (the “Merger Agreement”), among TransCanada PipeLines Limited, a Canadian corporation (“TCPL”), TransCanada PipeLine USA Ltd., a Nevada Corporation and wholly-owned subsidiary of TCPL (“TCPL USA”), Taurus Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of TCPL USA (“Merger Sub”), Columbia Pipeline Group, Inc., a Delaware corporation (“Columbia”) and indirect parent company of the general partner of Columbia Pipeline Partners LP (the “Partnership”), and for the limited purposes set forth therein, TransCanada Corporation, a Canadian corporation and parent company of TCPL (“TransCanada”), the merger of Merger Sub with and into Columbia (the “Merger”), with Columbia being the surviving corporation in the Merger, was consummated and became effective at 12:01 a.m., Eastern Daylight Time (the “Effective Time”). At the Effective Time, subject to the terms and conditions of the Merger Agreement, each share of common stock, par value $.01 per share, of Columbia was converted into the right to receive $25.50 per share in cash and TCPL USA became the holder of all of the issued and outstanding shares of common stock of Columbia. Through its ownership interest in TCPL USA, TransCanada indirectly acquired all of the equity interests in CPP GP, LLC, our general partner (“General Partner”), and thereby has the ability to appoint all of the members of the board of directors of the General Partner.

In connection with the consummation of the Merger, the Partnership repaid all outstanding obligations in respect of principal, interest and fees and, effective as of July 1, 2016, terminated all applicable commitments under the Revolving Credit Agreement (the “Credit Agreement”), dated as of December 5, 2014, by and among (i) the Partnership, as borrower, (ii) Columbia, Columbia Energy Group, a Delaware corporation, and CPG OpCo GP LLC, a Delaware limited liability company, each as guarantor, (iii) the financial institutions from time to time party thereto as lenders, (iv) the co-documentation agents party thereto, (v) Wells Fargo Bank, National Association, as administrative agent for the lenders, and (vi) The Bank of Tokyo-Mitsubishi UFJ, Ltd., as syndication agent. The Partnership replaced the credit facility under the Credit Agreement with a $50 million intercompany credit facility to assist with liquidity.

The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time, Robert C. Skaggs, Glen L. Kettering, Stephen P. Smith and Robert E. Smith resigned as directors of the General Partner. These resignations were not a result of any disagreements between the General Partner and the directors on any matter relating to the General Partner’s operations, policies or practices. Stanley G. Chapman III will continue to serve as a director along with the current independent directors, G. Stephen Finley, Thomas W. Hoffman and Peggy A. Heeg. In addition to continuing in their roles on the board of directors, the independent directors will continue to serve as members of the Audit Committee.

Effective July 1, 2016, the following individuals were appointed to the board of directors of the General Partner: Kristine L. Delkus, Alexander J. Pourbaix and Karl Johannson. Ms. Delkus has also been appointed Chair of the board of directors of the General Partner effective July 1, 2016.

Kristine L. Delkus, 58, is Executive Vice-President, Stakeholder Relations and General Counsel with TransCanada. Ms. Delkus is also the Chief Compliance Officer, and is responsible for the management of TransCanada’s Legal, Internal Audit, Aboriginal Relations, Government Relations, Communications, and Community Engagement functions. Since joining TransCanada in 1995, Ms. Delkus has held a number of progressively senior roles, including Senior Vice-President, Pipelines Law and Regulatory Affairs.

Alexander J. Pourbaix, 50, is Chief Operating Officer with TransCanada. Mr. Pourbaix is accountable for profitability and growth of all of TransCanada’s business units as well as the Operations and Projects Centre of Excellence. Prior to his current appointment, Mr. Pourbaix was Executive Vice-President and President, Development, and was responsible for leading and executing TransCanada’s corporate development activities, capital allocation within the company, and corporate strategy. Mr. Pourbaix has also served on the Board of Directors of Trican Well Service Ltd., a publicly-traded well services company, since May 2012.

Karl Johannson, 55, is Executive Vice-President and President, Natural Gas Pipelines with TransCanada. Mr. Johannson also serves as a director and Chair of TC PipeLines, GP, Inc. (“TC PipeLines GP”), an indirect wholly-owned subsidiary of TransCanada and the general partner of TC PipeLines, LP, a publicly traded master limited partnership. Mr. Johannson’s portfolio includes TransCanada’s natural gas pipelines and regulated natural gas storage business in Canada, the U.S. and Mexico. Mr. Johannson joined TransCanada in 1990 and has over 20 years of experience in marketing and trading energy products in Canada and the U.S. Prior to his current position, Mr. Johannson was Senior Vice-President, Canadian and Eastern U.S. Pipelines.

Directors who are also employees of TransCanada, or any of its respective subsidiaries or affiliates, do not receive additional compensation for service on the General Partner’s board of directors. There is no arrangement or understanding between any of the newly elected directors and any other person pursuant to which such directors were elected. There are no related person transactions in which any of these newly elected directors has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Also as of the Effective Time, Robert C. Skaggs, Glen L. Kettering, Stephen P. Smith and Robert E. Smith resigned from their positions as Chairman and Chief Executive Officer, President, Executive Vice President and Chief Financial Officer and General Counsel, respectively, of the General Partner. Jon D. Veurink, Senior Vice President and Chief Accounting Officer of the General Partner, resigned effective August 31, 2016.

Effective July 1, 2016, the General Partner appointed the following persons to the offices indicated:

Stanley G. Chapman III, 50, is appointed President of the General Partner. Effective July 1, 2016, Mr. Chapman is also appointed the Senior Vice-President and General Manager, U.S. Natural Gas Pipelines with TransCanada. Prior to July 1, 2016, Mr. Chapman served as Executive Vice-President and Chief Commercial Officer of the General Partner and Columbia, from which positions he resigned as of the Effective Time. Prior to joining Columbia in December of 2011, Mr. Chapman was employed by El Paso Pipeline Company and its predecessor, Tenneco Energy, for nearly 23 years where he last served as Vice President for Marketing, Business Development and Asset Optimization.

Shawn L. Patterson, 43, is appointed as Vice-President, Operations and Chief Operations Officer for the General Partner. Also effective July 1, 2016, Mr. Patterson is appointed Senior Vice-President, Operations, U.S. Natural Gas Pipelines with TransCanada. From July 1, 2015 until July 1 2016, Mr. Patterson was Executive Vice-President and Chief Operations Officer of the general partner and Columbia Pipeline Group, from which positions he resigned as of the Effective Time. Prior to July 2015 and from March 2012, Mr. Patterson was President of Operations and Project Delivery of NiSource Inc.’s Columbia Pipeline Group’s business unit from March 2012 to July 2015, prior to which he held various operational leadership roles with NiSource Electric and Gas utilities over a 20 year period.

Nathaniel A. Brown, 39, is appointed as Controller and Principal Chief Financial Officer of the General Partner. Mr. Brown is Controller, U.S. Natural Gas Pipelines with TransCanada, a position he has held since early 2014 and is responsible for the accounting of TransCanada’s U.S. natural gas pipelines. Since May 1, 2014, Nathan Brown has acted as Principal Financial Officer and Controller of TC PipeLines GP. Mr. Brown has served as an accounting manager of TransCanada’s U.S. natural gas pipelines since joining TransCanada in 2009 from the accounting firm of Grant Thornton LLP.

None of the officers of the General Partner have employment contracts with the Partnership. We do not directly employ the officers of the General Partner and do not have control over their compensation. The officers of the General Partner are employed by TransCanada and its affiliates and they participate in TransCanada and its affiliates’ employee benefit plans and arrangements. All decisions as to the compensation of the officers of the General Partner are determined and approved by TransCanada and its affiliates.

Item 7.01 Regulation FD Disclosure.

On July 1, 2016, the Partnership issued a news release announcing that the Partnership has been advised that TransCanada has retained a financial advisor to assist in developing its master limited partnership (“MLP”) strategy. A decision on the MLP strategy is expected to be communicated by the end of 2016. In the interim, Management expects to recommend to the board of directors an increase to the Partnership’s quarterly distribution consistent with historical guidance.

A copy of the news release is furnished as Exhibit 99.1 to this Current Report and incorporated by reference into this Item 7.01.

Item 8.01 Other Events.

On July 1, 2016, the Partnership also announced that it has repaid and terminated its $500 million credit facility and has replaced it with a $50 million intercompany credit facility to assist with liquidity.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	News Release of Columbia Pipeline Partners LP, dated July 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbia Pipeline Partners LP by: CPP GP LLC, its general partner

By:	/s/ Gabriel Nwuli
Gabriel Nwuli Corporate Secretary

Dated: July 1, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release of Columbia Pipeline Partners LP, dated July 1, 2016.